Exhibit 99.1

RR Donnelley	NEWS RELEASE

RR Donnelley Reports Second-Quarter 2006 Results

Highlights:

➢	Second-Quarter GAAP net earnings from continuing operations of $124.4 million or $0.57 per diluted share in 2006 compared to $95.3 million or $0.44 per diluted share in 2005
➢	Second-Quarter Non-GAAP net earnings from continuing operations of $133.6 million or $0.61 per diluted share in 2006 compared to $110.6 million or $0.51 per diluted share in 2005
➢	Reaffirms full-year, 2006 Non-GAAP net earnings per diluted share from continuing operations guidance of $2.45 to $2.50, but trending toward the high end of the range
➢	Investor Day to be held in Chicago on Tuesday, September 26, 2006

CHICAGO, August 1, 2006 — R.R. Donnelley & Sons Company (NYSE: RRD) today reported second-quarter 2006 net earnings from continuing operations of $124.4 million or $0.57 per diluted share on net sales of $2.3 billion compared to net earnings from continuing operations of $95.3 million or $0.44 per diluted share on net sales of $1.9 billion in the second quarter of 2005. The second-quarter 2006 net earnings from continuing operations included charges for restructuring ($12.7 million) and impairment ($1.9 million) totaling $14.6 million, substantially all of which were associated with the reorganization of certain operations and the exiting of certain business activities. Net earnings from continuing operations in the second quarter of 2005 included charges for restructuring ($22.2 million), integration ($2.6 million) and impairment ($2.2 million) totaling $27.0 million, primarily related to the integration of the 2004 acquisition of Moore Wallace. The company’s effective tax rate decreased to 31.9% in the second quarter of 2006 from 35.8% in the second quarter of 2005, primarily reflecting the benefit from a larger proportion of taxable income being generated in lower tax jurisdictions, a reduction in the statutory tax rate in Canada and the reversal of non-US tax valuation allowances. Discontinued operations produced net income of $0.8 million in the second quarter of 2006 and a net loss of $4.6 million in the second quarter of 2005. Including discontinued operations, net earnings were $125.2 million or $0.57 per diluted share in the second quarter of 2006 compared to net earnings of $90.7 million or $0.42 per diluted share in the second quarter of 2005.

The company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating the company’s operating performance. Internally, the company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP net earnings from continuing operations totaled $133.6 million or $0.61 per diluted share in the second quarter of 2006 compared to $110.6 million or $0.51 per diluted share in the second quarter of 2005. Non-GAAP net earnings from continuing operations exclude charges for restructuring and impairment in the second quarter of 2006 and exclude charges for restructuring, impairment and integration in the second quarter of 2005. A reconciliation of GAAP net earnings to non-GAAP net earnings for these adjustments is presented in the attached tables.

“We are pleased with our second-quarter results,” said Mark A. Angelson, RR Donnelley’s Chief Executive Officer. “Our Publishing and Retail Services segment delivered strong revenue growth and expanded margins. Our Integrated Print Communications segment, led by the financial print business, posted strong revenue and profit growth. We continued to win in the marketplace in each of our segments.”

RR DONNELLEY REPORTS SECOND-QUARTER 2006 RESULTS

Angelson added, “During the quarter, we benefited as we ramped up our new and expanded customer relationships and as we continued to integrate the strategic acquisitions that broadened our business services capabilities and the tuck-in acquisitions that increased our flexibility and responsiveness.”

Business Review (Continuing Operations)

Following are the results for the company and each reportable segment.

Summary

Net sales in the quarter were $2.3 billion, up 17.7% from the second quarter of 2005. The increase was primarily due to acquisitions, namely The Astron Group, Asia Printers Group, OfficeTiger, Spencer Press, Poligrafia, the Charlestown, Indiana print operations of Adplex-Rhodes and Critical Mail Continuity Services, as well as new customer wins and increased volume with existing customers in the Publishing and Retail Services and Integrated Print Communications segments, offset in part by continued pricing pressure. The gross margin rate decreased to 27.5% in the second quarter of 2006 from 27.6% in the second quarter of 2005, reflecting, in part, higher year-over-year paper prices that largely were passed through to customers. SG&A expense as a percentage of net sales was 12.1% in both the second quarter of 2006 and 2005. Operating margin, which was negatively impacted by charges for restructuring and impairment totaling $14.6 million in the second quarter of 2006 and by charges for restructuring, impairment and integration totaling $27.0 million in the second quarter of 2005, was 9.8% in the second quarter of 2006 compared to 9.1% in the second quarter of 2005.

Excluding charges for restructuring, impairment and integration, the non-GAAP operating margin in the second quarter of 2006 was 10.4% compared to 10.5% in the second quarter of 2005. Pricing pressure, increased information technology investment and higher energy prices were offset, in part, by increased volume and the benefits of our productivity efforts. Reconciliations of GAAP operating income and margin to non-GAAP operating income and margin are presented in the attached tables.

Segments

The company reports its results in four reportable segments: 1) Publishing and Retail Services, 2) Integrated Print Communications, 3) Forms and Labels and 4) Corporate.

The Publishing and Retail Services segment includes: our 1) magazine, catalog and retail, 2) directories, 3) book, 4) European, 5) Asian, 6) logistics and 7) premedia businesses. Net sales for the Publishing and Retail Services segment increased 14.8% to $1.1 billion from the second quarter of 2005 primarily due to sales increases in our international operations and directory business and the acquisitions of the Asia Printers Group, Spencer Press, the Charlestown, Indiana print operations of Adplex-Rhodes and Poligrafia. The segment’s operating margin, which was negatively impacted by charges for restructuring of $3.2 million in the second quarter of 2006 and by charges for restructuring and impairment totaling $7.3 million in the second quarter of 2005, was 15.5% in the second quarter of 2006 compared to 14.3% in the second quarter of 2005. Excluding restructuring and impairment charges, the segment’s non-GAAP operating margin for the second quarter of 2006 was 15.8% compared to 15.0% in the second quarter of 2005, primarily resulting from increased sales volume, favorable business mix shift and the benefits of our productivity initiatives that more than offset the impact of pricing pressure and higher energy and paper prices.

The Integrated Print Communications segment includes: our 1) direct mail and business communications services, 2) financial print, 3) short-run commercial print and 4) business process outsourcing (The Astron Group and OfficeTiger) businesses. Net sales for the Integrated Print

RR DONNELLEY REPORTS SECOND-QUARTER 2006 RESULTS

Communications segment increased 33.5% to $727.2 million from the second quarter of 2005, primarily due to the acquisitions of The Astron Group and OfficeTiger as well as sales growth in our financial print, short-run commercial print and direct mail businesses. The segment’s operating margin, which was negatively impacted by charges for restructuring and impairment totaling $8.5 million in the second quarter of 2006 and by charges for restructuring, impairment and integration totaling $2.9 million in the second quarter of 2005, decreased to 9.6% in the second quarter of 2006 from 11.9% in the second quarter of 2005. Excluding restructuring, impairment and integration charges, the segment’s non-GAAP operating margin decreased to 10.8% in the second quarter of 2006 from 12.4% in the second quarter of 2005. This decrease was due to mix shift to lower margin businesses and incremental non-cash depreciation and purchase accounting-related amortization expenses associated with the acquisitions of The Astron Group and OfficeTiger.

The Forms and Labels segment includes: our 1) forms, 2) labels, 3) office products, 4) Latin American and 5) Canadian businesses. Net sales for the segment increased 3.5% to $423.6 million in the second quarter of 2006 from the second quarter of 2005, primarily due to favorable foreign exchange rates and increased volume in our Latin American business. The segment’s operating margin, which was negatively impacted by charges for restructuring and impairment totaling $2.2 million in the second quarter of 2006 and by charges for restructuring, impairment and integration totaling $2.1 million in the second quarter of 2005, decreased to 7.5% in the second quarter of 2006 from 7.9% in the second quarter of 2005. Excluding restructuring, impairment and integration charges, non-GAAP operating margin decreased to 8.0% in the second quarter of 2006 from 8.4% in the second quarter of 2005, primarily due to continued pricing pressure, offset in part by increased sales volume and the benefits of our productivity efforts.

Corporate operating expenses decreased to $53.8 million in the second quarter of 2006 from $60.9 million in the second quarter of 2005. Excluding charges for restructuring of $0.7 million in the second quarter of 2006 and restructuring and integration totaling $14.7 million in the second quarter of 2005, corporate operating expenses increased $6.9 million to $53.1 million from the second quarter of the prior year primarily due to additional investment in information technology.

Outlook — 2006 Full-Year Non-GAAP EPS from Continuing Operations Reaffirmed

For the full year of 2006, RR Donnelley is projecting non-GAAP net earnings per diluted share from continuing operations to be in the range of $2.45 to $2.50, but trending toward the high end of the range. This guidance includes the expected dilutive impact from both the acquisition of OfficeTiger and the adoption, in the first quarter of 2006, of SFAS No. 123(R)—Share-Based Payment, and assumes no shares repurchased under the authorization available to the company. The non-GAAP effective tax rate for 2006 is expected to be approximately 34.5%.

GAAP net earnings per diluted share from continuing operations in 2006 may include restructuring, impairment and integration charges, the resolution of certain tax items and other items that are not currently determinable, but may be significant. For that reason, the company is unable to provide full-year GAAP net earnings estimates at this time.

Investor Day to be held September 26, 2006 in Chicago

An Investor Day will be held near RR Donnelley’s corporate headquarters in Chicago on Tuesday, September 26, 2006. The company plans to provide a review of its businesses and discuss its strategic initiatives, financial outlook, and priorities for capital deployment. Management presentations will be followed by a question and answer session. This meeting will be webcast and details will be posted in advance on the company’s website, www.rrdonnelley.com.

RR DONNELLEY REPORTS SECOND-QUARTER 2006 RESULTS

Conference Call

RR Donnelley will host a conference call to discuss its second-quarter results on Tuesday, August 1, 2006, at 10:00 am Eastern Time (9:00 am Central Time). The company will provide a live webcast of the earnings conference call, which can be accessed via the Internet at www.rrdonnelley.com (“Investors”). Individuals wishing to participate can join the conference call by dialing (706) 634-1139. A webcast replay will be archived on the company’s web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at (706) 645-9291, passcode 2894319.

About RR Donnelley

RR Donnelley (NYSE: RRD) is the world’s premier full-service provider of print and related services, including business process outsourcing. Founded more than 140 years ago, the company provides solutions in commercial printing, direct mail, financial printing, print fulfillment, forms and labels, logistics, call centers, transactional print-and-mail, print management, online services, digital photography, color services, and content and database management to customers in the publishing, healthcare, advertising, retail, technology, financial services and many other industries. The largest companies in the world and others rely on RR Donnelley’s scale, scope and insight through a comprehensive range of online tools, variable printing services and market-specific solutions. For more information, visit the company’s web site at www.rrdonnelley.com.

Use of Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The company does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events. The factors that could cause material differences in the expected results of RR Donnelley include, without limitation, the following: the successful execution and integration of acquisitions and the performance of the company’s businesses following acquisitions; the ability to implement comprehensive plans for the execution of cross-selling, cost containment, asset rationalization and other key strategies; competitive pressures in all markets in which the company operates; factors that affect customer demand, including changes in postal rates and postal regulations, changes in the capital markets, changes in advertising markets, the rate of migration from paper-based forms to digital format, customers’ budgetary constraints and customers’ changes in short-range and long-range plans; shortages or changes in availability, or increases in costs of, key materials (such as ink, paper and fuel); and other risks and uncertainties described in RR Donnelley’s periodic filings with the Securities and Exchange Commission (SEC). Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s filings with the SEC. RR Donnelley disclaims any obligation to update or revise any forward-looking statements.

RR DONNELLEY REPORTS SECOND QUARTER 2006 RESULTS

R. R. Donnelley & Sons Company

Consolidated Balance Sheets

As of June 30, 2006 and December 31, 2005

(UNAUDITED)

(In millions, except per share data)

	June 30, 2006	December 31, 2005
Assets

Current Assets
Cash and cash equivalents	$138.5	$366.7
Receivables, less allowance for doubtful accounts	1,570.9	1,529.1
Inventories	522.6	481.4
Prepaid expenses and other current assets	91.4	67.5
Deferred income taxes	168.7	177.0

Total Current Assets	2,492.1	2,621.7

Property, plant and equipment - net	2,138.9	2,138.6
Goodwill	2,974.5	2,750.7
Other intangible assets - net	1,166.3	1,094.3
Prepaid pension cost	517.1	514.1
Other noncurrent assets	311.7	254.3

Total Assets	$9,600.6	$9,373.7

Liabilities

Current Liabilities
Accounts payable	661.6	718.1
Accrued liabilities	810.8	826.9
Short-term debt and current portion of long-term debt	330.2	269.1

Total Current Liabilities	1,802.6	1,814.1

Long-term debt	2,357.9	2,365.4
Postretirement benefits	333.4	330.6
Deferred income taxes	586.7	596.8
Other noncurrent liabilities	627.3	541.2
Liabilities from discontinued operations	3.5	1.4

Total Liabilities	$5,711.4	$5,649.5

Shareholders’ Equity
Preferred stock, $1.00 par value	—	—
Authorized shares: 2.0; Issued: None

Common stock, $1.25 par value
Authorized shares: 500.0
Issued shares: 243.0 in 2006 and 2005	303.7	303.7

Additional paid-in capital	2,850.6	2,888.2

Retained earnings	1,564.1	1,439.4

Accumulated other comprehensive loss	(71.1)	(90.2)

Unearned compensation	—	(44.9)

Treasury stock, at cost, 25.1 shares in 2006 (2005-25.5 shares)	(758.1)	(772.0)

Total Shareholders’ Equity	$3,889.2	$3,724.2

Total Liabilities and Shareholders’ Equity	$9,600.6	$9,373.7

RR DONNELLEY REPORTS SECOND QUARTER 2006 RESULTS

R. R. Donnelley & Sons Company

Consolidated Statements of Operations

Three and Six Months Ended June 30, 2006 and 2005

(In millions, except per share data)

(UNAUDITED)

	Three months ending June 30,						Six months ending June 30,
	2 0 0 6 GAAP	ADJUST- MENTS TO NON- GAAP	2 0 0 6 NON- GAAP	2 0 0 5 GAAP	ADJUST- MENTS TO NON- GAAP	2 0 0 5 NON- GAAP	2 0 0 6 GAAP	ADJUST- MENTS TO NON- GAAP	2 0 0 6 NON- GAAP	2 0 0 5 GAAP	ADJUST- MENTS TO NON- GAAP	2 0 0 5 NON- GAAP
Net sales	$2,273.7	—	$2,273.7	$1,932.1	—	$1,932.1	$4,540.6	—	$4,540.6	$3,858.6	—	$3,858.6
Cost of sales (exclusive of depreciation and amortization shown below)	1,648.0	—	1,648.0	1,399.2	—	1,399.2	3,309.4	—	3,309.4	2,766.2	(0.1)	2,766.1
Selling, general and administrative expenses (exclusive of depreciation and amortization shown below)	275.2	—	275.2	233.2	(2.6)	230.6	537.3	—	537.3	484.7	(5.0)	479.7
Restructuring and impairment charges - net	14.6	(14.6)	—	24.4	(24.4)	—	31.2	(31.2)	—	36.6	(36.6)	—
Depreciation and amortization	114.2	—	114.2	99.6	—	99.6	229.0	—	229.0	198.3	—	198.3

Total operating expenses	2,052.0	(14.6)	2,037.4	1,756.4	(27.0)	1,729.4	4,106.9	(31.2)	4,075.7	3,485.8	(41.7)	3,444.1

Income from continuing operations	221.7	14.6	236.3	175.7	27.0	202.7	433.7	31.2	464.9	372.8	41.7	414.5

Interest expense - net	35.6	—	35.6	23.7	—	23.7	70.5	—	70.5	44.8	—	44.8
Investment and other income (expense) - net	(3.7)	—	(3.7)	(3.8)	—	(3.8)	(4.5)	—	(4.5)	(4.4)	—	(4.4)

Earnings from continuing operations before income taxes and minority interest	182.4	14.6	197.0	148.2	27.0	175.2	358.7	31.2	389.9	323.6	41.7	365.3

Income tax expense	58.2	5.4	63.6	53.1	11.7	64.8	120.7	11.6	132.3	119.6	18.0	137.6
Minority interest	(0.2)	—	(0.2)	(0.2)	—	(0.2)	(0.6)	—	(0.6)	(0.5)	—	(0.5)

Net earnings from continuing operations	124.4	9.2	133.6	95.3	15.3	110.6	238.6	19.6	258.2	204.5	23.7	228.2

Income (loss) from discontinued operations - net of tax	0.8	(0.8)	—	(4.6)	4.6	—	(1.5)	1.5	—	(6.9)	6.9	—

Net earnings	$125.2	$8.4	$133.6	$90.7	$19.9	$110.6	$237.1	$21.1	$258.2	$197.6	$30.6	$228.2

Earnings per share:
Basic:
Net earnings from continuing operations	$0.57		$0.62	$0.44		$0.52	$1.10		$1.19	$0.95		$1.06
Income (loss) from discontinued operations, net of tax	—		—	(0.02)		—	(0.01)		—	(0.03)		—

Net earnings	$0.57		$0.62	$0.42		$0.52	$1.09		$1.19	$0.92		$1.06

Diluted:
Net earnings from continuing operations	$0.57		$0.61	$0.44		$0.51	$1.09		$1.18	$0.94		$1.06
Income (loss) from discontinued operations, net of tax	—		—	(0.02)		—	(0.01)		—	(0.03)		—

Net earnings	$0.57		$0.61	$0.42		$0.51	$1.08		$1.18	$0.91		$1.06

Weighted average common shares outstanding:
Basic	216.9		216.9	213.5		213.5	216.4		216.4	214.4		214.4
Diluted	218.9		218.9	215.1		215.1	218.3		218.3	216.1		216.1

The company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the company’s operating performance. Internally, the company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

RR DONNELLEY REPORTS SECOND-QUARTER 2006 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

IN MILLIONS, EXCEPT PER SHARE DATA

(UNAUDITED)

	Three months ended June 30, 2006				Three months ended June 30, 2005
	Income (loss) from continuing operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share	Income from continuing operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$221.7	9.8%	$125.2	$0.57	$175.7	9.1%	$90.7	$0.42
Non-GAAP adjustments:
Restructuring and impairment charges, net (1)	14.6	0.6%	9.2	0.04	24.4	1.3%	15.1	0.07
Integration charges (2)	—	—	—	—	2.6	0.1%	1.6	0.01
Income tax adjustments (3)			—	—			(1.4)	(0.01)
Net (income) loss from discontinued operations (4)			(0.8)	—			4.6	0.02

Total non-GAAP adjustments	14.6	0.6%	8.4	0.04	27.0	1.4%	19.9	0.09

Non-GAAP measures	$236.3	10.4%	$133.6	$0.61	$202.7	10.5%	$110.6	$0.51

(1)	Restructuring and impairment (pre-tax): Operating results for the three months ended June 30, 2006 and 2005 were affected by the following restructuring and impairment charges:

•	2006 included $10.2 million for employee termination costs substantially all of which were associated with restructuring actions resulting from the reorganization of certain operations and the exiting of certain business activities; $2.5 million of other restructuring costs, primarily lease termination costs; and $1.9 million for impairment of other long-lived assets.

•	2005 included $5.0 million for employee termination costs primarily related to the elimination of duplicative administrative functions resulting from the Moore Wallace acquisition and other actions to restructure operations; $17.2 million of other restructuring costs, primarily related to lease termination costs and relocation costs associated with the Moore Wallace acquisition and the relocation of a Logistics facility, and $2.2 million of impairment of long-lived assets primarily related to the abandonment of assets in the Forms and Labels and Publishing and Retail Services segments.

(2)	Integration charges (pre-tax): Operating income included post-acquisition integration charges of $2.6 million in the three months ended June 30, 2005 related to the Moore Wallace acquisition.

(3)	Income tax adjustments: Income tax expense for the three months ended June 30, 2005 included certain items and adjustments to reflect the Company’s estimated pro-forma tax rate of 37.0%.

(4)	Net (income) loss from discontinued operations: The net income from discontinued operations for the three months ended June 30, 2006 primarily reflects the expected sublease of a facility previously occupied by the Company’s package logistics business. For the three months ended June 30, 2005, the net loss from discontinued operations primarily reflects the results of the Peak Technologies business.

RR DONNELLEY REPORTS SECOND QUARTER 2006 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

IN MILLIONS, EXCEPT PER SHARE DATA

(UNAUDITED)

	Six months ended June 30, 2006				Six months ended June 30, 2005
	Income (loss) from continuing operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share	Income from continuing operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$433.7	9.6%	$237.1	$1.08	$372.8	9.7%	$197.6	$0.91
Non-GAAP adjustments:
Restructuring and impairment charges, net (1)	31.2	0.7%	19.6	0.09	36.6	0.9%	22.7	0.11
Integration charges (2)	—	—	—	—	5.1	0.1%	3.2	0.02
Income tax adjustments (3)			—	—			(2.2)	(0.01)
Net loss from discontinued operations (4)			1.5	0.01			6.9	0.03

Total non-GAAP adjustments	31.2	0.7%	21.1	0.10	41.7	1.0%	30.6	0.15

Non-GAAP measures	$464.9	10.2%	$258.2	$1.18	$414.5	10.7%	$228.2	$1.06

(1)	Restructuring and impairment (pre-tax): Operating results for the six months ended June 30, 2006 and 2005 were affected by the following restructuring and impairment charges:

•	2006 included $23.7 million for employee termination costs substantially all of which were associated with restructuring actions resulting from the reorganization of certain operations and the exiting of certain business activities; $5.2 million of other restructuring costs, primarily lease termination costs; and $2.3 million for impairment of other long-lived assets.

•	2005 included $8.2 million for employee termination costs primarily related to the elimination of duplicative administrative functions resulting from the Moore Wallace acquisition and other actions to restructure operations; $24.9 million of other restructuring costs, primarily related to lease termination costs and relocation costs associated with the Moore Wallace acquisition, the relocation of a Logistics facility, and the exiting of a U.K. financial print facility, and $3.5 million of impairment of long-lived assets primarily related to the abandonment of assets in the Forms and Labels and Publishing and Retail Services segments.

(2)	Integration charges (pre-tax): Operating income included post-acquisition integration charges of $5.1 million in the six months ended June 30, 2005 primarily related to the Moore Wallace acquisition and Corporate information systems integration.

(3)	Income tax adjustments: Income tax expense in 2005 included certain items and adjustments to reflect the Company’s estimated pro-forma tax rate of 37.7%.

(4)	Net loss from discontinued operations: Net loss from discontinued operations for the six months ended June 30, 2006 primarily reflects costs resulting from a subtenant bankruptcy related to a facility previously occupied by the Company’s package logistics business. For the six months ended June 30, 2005, the net loss from discontinued operations primarily includes the results of the Peak Technologies business.

RR DONNELLEY REPORTS SECOND QUARTER 2006 RESULTS

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the three months ended June 30, 2006 and 2005

$ IN MILLIONS

(UNAUDITED)

	Publishing and Retail Services	Integrated Print Communications	Forms and Labels	Corporate	Consolidated
Three Months Ended June 30, 2006
Net Sales	$1,122.9	$727.2	$423.6	$—	$2,273.7
Operating Expense	949.2	657.1	391.9	53.8	2,052.0

Operating Income (Loss)	173.7	70.1	31.7	(53.8)	221.7
Operating Margin %	15.5%	9.6%	7.5%	nm	9.8%

Non-GAAP Adjustments
Restructuring charges	3.2	7.1	1.7	0.7	12.7
Impairment charges	—	1.4	0.5	—	1.9
Integration charges	—	—	—	—	—

Total Non-GAAP Adjustments	3.2	8.5	2.2	0.7	14.6

Operating income (loss) excluding restructuring, impairment and integration charges	$176.9	$78.6	$33.9	$(53.1)	$236.3

Operating margin before restructuring, impairment and integration charges %	15.8%	10.8%	8.0%	nm	10.4%

Depreciation and amortization	58.4	34.2	14.5	7.1	114.2
Capital expenditures	60.4	17.7	6.0	2.7	86.8

Three Months Ended June 30, 2005
Net Sales	$978.3	$544.7	$409.1	$—	$1,932.1
Operating Expense	838.5	480.1	376.9	60.9	1,756.4

Operating Income (Loss)	139.8	64.6	32.2	(60.9)	175.7
Operating Margin %	14.3%	11.9%	7.9%	nm	9.1%

Non-GAAP Adjustments
Restructuring charges	6.2	2.6	0.9	12.5	22.2
Impairment charges	1.1	0.2	0.9	—	2.2
Integration charges	—	0.1	0.3	2.2	2.6

Total Non-GAAP Adjustments	7.3	2.9	2.1	14.7	27.0

Operating income (loss) excluding restructuring, impairment and integration	$147.1	$67.5	$34.3	$(46.2)	$202.7

Operating margin before restructuring, impairment and integration charges %	15.0%	12.4%	8.4%	nm	10.5%

Depreciation and amortization	51.9	24.7	15.6	7.4	99.6
Capital expenditures	100.1	15.5	4.6	10.2	130.4

RR DONNELLEY REPORTS SECOND QUARTER 2006 RESULTS

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the six months ended June 30, 2006 and 2005

$ IN MILLIONS

(UNAUDITED)

	Publishing and Retail Services	Integrated Print Communications	Forms and Labels	Corporate	Consolidated
Six Months Ended June 30, 2006
Net Sales	$2,236.5	$1,454.7	$849.4	$—	$4,540.6
Operating Expense	1,912.2	1,308.3	784.2	102.2	4,106.9

Operating Income (Loss)	324.3	146.4	65.2	(102.2)	433.7
Operating Margin %	14.5%	10.1%	7.7%	nm	9.6%

Non-GAAP Adjustments
Restructuring charges	9.8	9.7	2.7	6.7	28.9
Impairment charges	—	1.8	0.5	—	2.3
Integration charges	—	—	—	—	—

Total Non-GAAP Adjustments	9.8	11.5	3.2	6.7	31.2
Operating income (loss) excluding restructuring, impairment and integration charges	$334.1	$157.9	$68.4	$(95.5)	$464.9
Operating margin before restructuring, impairment and integration charges %	14.9%	10.9%	8.1%	nm	10.2%
Depreciation and amortization	117.4	67.5	29.1	15.0	229.0
Capital expenditures	126.0	35.5	10.2	6.0	177.7

Six Months Ended June 30, 2005
Net Sales	$1,960.6	$1,076.7	$821.3	$—	$3,858.6
Operating Expense	1,668.3	947.7	757.0	112.8	3,485.8

Operating Income (Loss)	292.3	129.0	64.3	(112.8)	372.8
Operating Margin %	14.9%	12.0%	7.8%	nm	9.7%

Non-GAAP Adjustments
Restructuring charges	7.5	6.8	3.6	15.2	33.1
Impairment charges	1.1	0.3	2.1	—	3.5
Integration charges	0.5	0.2	0.8	3.6	5.1

Total Non-GAAP Adjustments	9.1	7.3	6.5	18.8	41.7
Operating income (loss) excluding restructuring, impairment and integration	$301.4	$136.3	$70.8	$(94.0)	$414.5
Operating margin before restructuring, impairment and integration charges %	15.4%	12.7%	8.6%	nm	10.7%
Depreciation and amortization	103.4	48.2	31.7	15.0	198.3
Capital expenditures	178.3	21.3	9.7	14.9	224.2

RR DONNELLEY REPORTS SECOND QUARTER 2006 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2006 and 2005

(IN MILLIONS)

(UNAUDITED)

	2006	2005
OPERATING ACTIVITIES
Net earnings	$237.1	$197.6

Net loss from discontinued operations	1.5	6.9

Adjustments to reconcile net earnings to cash provided by operating activities	295.0	309.7

Changes in operating assets and liabilities of continuing operations	(290.3)	(85.4)

Net cash provided by operating activities of continuing operations	243.3	428.8
Net cash used in operating activities of discontinued operations	(0.5)	(8.2)

Net cash provided by operating activities	242.8	420.6

INVESTING ACTIVITIES
Net cash used in investing activities of continuing operations	(412.3)	(1,142.5)
Net cash used in investing activities of discontinued operations	—	(0.5)

Net cash used in investing activities	(412.3)	(1,143.0)

FINANCING ACTIVITIES
Net cash provided by (used in) financing activities of continuing operations	(62.7)	536.1

Net cash provided by (used in) financing activities	(62.7)	536.1

Effect of exchange rates on cash flows and cash equivalents	4.0	(3.9)

Net decrease in cash and cash equivalents	(228.2)	(190.2)

Cash and cash equivalents at beginning of period	366.7	641.8

Cash and cash equivalents at end of period	$138.5	$451.6

Supplemental non-cash disclosure:
Acquisition of assets through direct financing	$10.8	$—
Acquisition of business—purchase price payable	8.7	—

RR DONNELLEY REPORTS SECOND QUARTER 2006 RESULTS

R.R. Donnelley & Sons Company

Revenue Reconciliation Reported to Pro Forma

For the three months ended June 30, 2006 and 2005

$ IN MILLIONS

(UNAUDITED)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
Three Months Ended June 30, 2006
Publishing and Retail Services	$1,122.9	$—	$1,122.9
Integrated Print Communications	727.2	8.7	735.9
Forms and Labels	423.6	—	423.6
Corporate	—	—	—

Consolidated	$2,273.7	$8.7	$2,282.4

Three Months Ended June 30, 2005
Publishing and Retail Services	$978.3	$63.3	$1,041.6
Integrated Print Communications	544.7	142.4	687.1
Forms and Labels	409.1	—	409.1
Corporate	—	—	—

Consolidated	$1,932.1	$205.7	$2,137.8

Net sales change
Publishing and Retail Services	14.8%		7.8%
Integrated Print Communications	33.5%		7.1%
Forms and Labels	3.5%		3.5%
Corporate
Consolidated	17.7%		6.8%

The reported results of the company include the results of acquired businesses from the acquisition date forward. The company has provided this schedule to reconcile reported net sales for the three months ended June 30, 2006 and 2005 to pro forma net sales as if the acquisitions took place at the beginning of the respective periods.

For the quarter ended June 30, 2006 the adjustment for net sales of acquired businesses reflects the net sales of OfficeTiger (acquired April 27, 2006) as if the acquisition had occurred on April 1, 2006.

For the quarter ended June 30, 2005 the adjustment for net sales of acquired businesses reflects the net sales of The Astron Group (acquired June 20, 2005), Asia Printers Group (acquired July 7, 2005), the Charlestown, Indiana print facility acquired from Adplex-Rhodes (acquired August 18, 2005), Poligrafia (acquired September 5, 2005), Spencer Press (acquired November 9, 2005) and OfficeTiger (acquired April 27, 2006) for the three months ended June 30, 2005 as if the respective acquisitions had occurred on April 1, 2005.

RR DONNELLEY REPORTS SECOND QUARTER 2006 RESULTS

R.R. Donnelley & Sons Company

Revenue Reconciliation Reported to Pro Forma

For the six months ended June 30, 2006 and 2005

$ IN MILLIONS

(UNAUDITED)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
Six Months Ended June 30, 2006
Publishing and Retail Services	$2,236.5	$—	$2,236.5
Integrated Print Communications	1,454.7	35.2	1,489.9
Forms and Labels	849.4	—	849.4
Corporate	—	—	—

Consolidated	$4,540.6	$35.2	$4,575.8

Six Months Ended June 30, 2005
Publishing and Retail Services	$1,960.6	$120.7	$2,081.3
Integrated Print Communications	1,076.7	299.5	1,376.2
Forms and Labels	821.3	—	821.3
Corporate	—	—	—

Consolidated	$3,858.6	$420.2	$4,278.8

Net sales change
Publishing and Retail Services	14.1%		7.5%
Integrated Print Communications	35.1%		8.3%
Forms and Labels	3.4%		3.4%
Corporate
Consolidated	17.7%		6.9%

The reported results of the company include the results of acquired businesses from the acquisition date forward. The company has provided this schedule to reconcile reported net sales for the six months ended June 30, 2006 and 2005 to pro forma net sales as if the acquisitions took place at the beginning of the respective periods.

For the six months ended June 30, 2006 the adjustment for net sales of acquired businesses reflects the net sales of OfficeTiger (acquired April 27, 2006) as if the acquisition had occurred on January 1, 2006.

For the six months ended June 30, 2005 the adjustment for net sales of acquired businesses reflects the net sales of The Astron Group (acquired June 20, 2005), Asia Printers Group (acquired July 7, 2005), the Charlestown, Indiana print facility acquired from Adplex-Rhodes (acquired August 18, 2005), Poligrafia (acquired September 5, 2005), Spencer Press (acquired November 9, 2005) and OfficeTiger (acquired April 27, 2006) for the six months ended June 30, 2005 as if the respective acquisitions had occurred on January 1, 2005.